Exhibit 99.1

For further Information:

At the Company:	At The Investor Relations Company:	Corporate Headquarters Address:
Ron Santarosa	Tad Gage or Woody Wallace	1880 Century Park East, Suite 800
805-322-9333	312-245-2700	Los Angeles, CA 90067

FOR IMMEDIATE RELEASE

First California Financial Group Completes Integration of Banks

Sale of National Bank Charters To Result in Gain on Sale of Assets

Los Angeles, CA, June 19, 2007 – First California Financial Group, Inc. (Nasdaq:FCAL), which recently completed a merger of equals combining National Mercantile Bancorp and FCB Bancorp, has completed the integration of Mercantile National Bank, South Bay Bank and First California Bank. On June 18th, the three banks became one and now operate under the name First California Bank. The company’s Torrance location will continue as South Bay Bank, however, operating as a division of First California Bank.

“We met our goal of completing this integration in June, allowing us to move ahead and begin building our brand equity throughout our served markets,” said C. G. Kum, First California’s president and CEO. “We are poised to implement our marketing strategy, and are preparing to offer new and expanded services. We will also seek out operating efficiencies possible because of this merger of equals.”

The merger enabled First California to consolidate the three banks under one charter, consequently freeing two national bank charters for sale. First California has now completed the sale of the national bank charters to United Central Bank and The Independent BankersBank, both of Texas, and will recognize a pre-tax gain of $2.4 million in the second quarter.

About First California

First California Financial Group, Inc. (Nasdaq:FCAL) serves commercial and retail customers throughout Los Angeles, Orange and Ventura counties. The bank offers a full line of quality retail-banking products through 12 full-service branch offices and one loan production office. The company’s website can be accessed at www.fcalgroup.com.

Forward Looking Information

This press release contains certain forward-looking information about First California that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements, and include statements related to the ongoing integration of the banks’ operations, implementation of First California’s new marketing strategy, the expansion in services and products offered to First California customers, the creation of operating efficiencies and expected charges from the integration of the banks. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of First California. First California cautions readers that a number of important factors could cause actual results to differ materially from those expressed in, or implied or projected by, such forward-looking statements. Risks and uncertainties include, but are not limited to, the impact of the current national and regional economy on small business loan demand in Southern California, loan delinquency rates, the ability of First California and its subsidiaries to retain customers, interest rate fluctuations and the impact on margins, demographic changes, demand for the products and services of First California and its subsidiaries, as well as their ability to attract and retain qualified people, competition with other banks and financial institutions, the ability of First California to integrate National Mercantile Bancorp and FCB Bancorp and their subsidiaries and respective businesses and the costs of doing so and other factors. If any of these risks or uncertainties materializes or if any of the assumptions underlying such forward-looking statements proves to be incorrect, First California’s results could differ materially from those expressed in, or implied or projected by such forward-looking statements. First California assumes no obligation to update such forward-looking statements.

For a more complete discussion of risks and uncertainties, investors and security holders are urged to read the section titled “Risk Factors” in First California’s Annual Report on Form 10-K and any other reports filed by it with the Securities and Exchange Commission (“SEC”). The documents filed by First California with the SEC may be obtained at the SEC’s website at www.sec.gov. These documents may also be obtained free of charge from First California by directing a request to: First California Financial Group, Inc., 1880 Century Park East, Suite 800, Los Angeles, CA 90067. Attention: Investor Relations. Telephone (310) 282-6703.

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